SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                     __________________
                          Form S-8
                   REGISTRATION STATEMENT
                            Under
                 THE SECURITIES ACT OF 1933

                         HUMANA INC.
                (Exact name of registrant as
                  specified in its charter)


Delaware                                     61-0647538
(State or other jurisdiction of     (IRS Employer Identification No.)
incorporation or organization)

500 W. Main Street, Louisville, Kentucky                   40202
(Address of Principal Executive Office)                 (Zip Code)

                  Humana Inc. 1996 Stock Incentive
                        Plan for Employees
                             and
             Humana Inc. 1989 Stock Option Plan
                 for Non-Employee Directors
                  (Full Title of the Plan)


                      Arthur P. Hipwell
               Senior Vice President & General
                           Counsel
                         Humana Inc.
                     500 W. Main Street
                 Louisville, Kentucky 40202
               (Name and address of agent for
                          service)
                        502-580-1000
              (Telephone Number, including area
                 code, of agent for service)

               CALCULATION OF REGISTRATION FEE
 Title of    Amount to   Proposed    Proposed    Amount of
securities      be        maximum     maximum    registration
  to be     registered   offering    aggregate      fee
registered      (1)      price per   offering
                         share (2)     price

  Common     4,480,000    30.625    137,200,000   40,474.00
  Stock       shares
 .16 2/3
par value

(1) The shares represent the number of shares of the Registrant's Common Stock, including associated Preferred
     Stock Purchase Rights, which may be issued upon the exercise of options.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on
     June 12, 1998.






                           PART I
             INFORMATION REQUIRED IN THE SECTION
                      10(a) PROSPECTUS

     The documents containing
information specified by Part I of
this S-8 Registration Statement (the
"Registration Statement") have been
or will be sent or given to employee
participants in The Humana Inc. 1996
Stock Incentive Plan for Employees
(the "1996 Plan") and to
participants in The Humana Inc. 1989
Stock Option Plan for Non-Employee
Directors (the "Directors Plan") as
specified in Rule 428(b)(1)
promulgated by the Securities and
Exchange Commission (the
"Commission") under the Securities
Act of 1933, as amended, (the
"Securities Act").  Such documents
are not being filed with the
Commission but constitute (along
with the documents incorporated by
reference into the Registration
Statement pursuant to Item 3 of Part
II hereof), a prospectus that meets
the requirements of Section 10(a) of
the Securities Act.

                           PART II
                 INFORMATION REQUIRED IN THE
                   REGISTRATION STATEMENT

Item 3.        Incorporation of
               Documents by Reference

          The following documents
shall also be deemed incorporated by
reference into this Registration
Statement and a part hereof from the
date of filing such document:

(a) The Registrant's latest Annual Report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities
     Exchange Act of 1934, as amended, (the "Exchange Act") for the fiscal year ended December 31, 1997.

(b) The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1998.

(c)  The description of the Registrant's Common Stock, 16
     2/3 par value, (the "Common Stock") contained in the Registrant's Registration Statement on Form
     8-A dated January 31, 1968, as
     such description may be amended
     or updated.

(d)  The Registrant's current report on Form 8-K filed May
     29, 1998.

     All other documents filed by
the Registrant pursuant to Sections
13(a) or 15(d) of the Exchange Act
since the end of such fiscal year
are also incorporated in this
Registration Statement by reference.
In addition, all other documents
filed by the Registrant pursuant to
Sections 13(a), 13(c), 14 and 15(d)
of the Exchange Act subsequent to
the date of this Registration
Statement and prior to the filing of
a post-effective amendment to this
Registration Statement which
indicates that all securities
offered have been sold or which
deregisters all securities then
remaining unsold, shall be deemed to
be incorporated herein by reference
and to be a part hereof from the
date of filing of such documents.
Any such document incorporated, or
deemed to be incorporated, by
reference herein shall be deemed to
be modified or superseded for
purposes of this Registration
Statement to the extent that a
statement contained herein or in any
subsequently filed document which
also is, or is deemed to be,
incorporated by reference herein
modifies or supersedes such
statement.  Except as so modified or
superseded, such statement shall not
be deemed to constitute a part of
this Registration Statement.

Item 4.        Description of
               Securities

     The Registrant's Common Stock
is registered under Section 12 of
the Exchange Act.

Item 5.        Interests of Named
               Experts and Counsel

     The validity of the issuance of
the shares of Common Stock being
offered by the Registration
Statement will be passed upon for
the Registrant by Walter E. Neely,
Vice President and Associate General
Counsel of the Registrant.  As of
June 12, 1998, Mr. Neely owned
approximately 35,158 shares of
Common Stock and had stock options
to purchase 132,000 shares of Common
Stock.

Item 6.        Indemnification of
               Officers and Directors


     Section 145 of the Delaware
General Corporation Law (the "DGCL")
permits a Delaware corporation to
indemnify any person who was or is,
or is threatened to be made, a party
to any threatened, pending or
completed action, suit or
proceeding, whether civil, criminal,
administrative or investigative
(other than an action by or in the
right of such corporation) by reason
of the fact that such person is or
was a director, officer, employee or
agent of such corporation, or is or
was serving at the request of such
corporation as a director, officer,
employee, or agent of another
corporation, partnership, joint
venture, trust, or other enterprise.
The indemnity may include expenses
(including attorney's fees) actually
and reasonably incurred by such
person in connection with such
action, suit, or proceeding,
provided that such person acted in
good faith and in a manner such
person reasonably believed to be in
or not opposed to the best interests
of the corporation, and with respect
to any criminal action or
proceeding, such person had no
reasonable cause to believe the
conduct was unlawful.  A Delaware
corporation may indemnify such
persons in actions brought by or in
the right of the corporation to
procure a judgment in its favor
under the conditions, except that no
indemnification is permitted in
respect of any claim, issue or
matter as to which such person has
been adjudged to be liable to the
corporation unless and to the extent
the Court of  Chancery of the State
of Delaware, or in the court of
which such action or suit is
brought, determines upon application
that, in view of all circumstances
of the case, such person is fairly
and reasonably entitled to indemnity
for such expenses as the Court of
Chancery or other such court deems
proper.  To the extent such person
has been successful on the merits or
otherwise in defense of any action
referred to above, or in defense of
any claim, issue or matter therein,
the corporation must indemnify such
person against expenses (including
attorney's fees) actually and
reasonably incurred by such person
in connection therewith.
Corporations, under certain
circumstances, may pay expenses
incurred by an officer or director
in advance of the final disposition
of an action for which
indemnification may be permitted or
required.  The indemnification and
advancement of expenses provided for
or granted pursuant to Section 145
of the DGCL are not exclusive of any
other rights to which those seeking
indemnification or advancement of
expenses may be entitled under any
by-law, agreement, vote of
stockholders or disinterested
directors or otherwise.  Section 145
further provides that a corporation
may maintain insurance against
liabilities for which
indemnification is not expressly
provided by statute.


     Article X of the Registrant's
By-laws essentially provides for
indemnification of directors,
officers, employees, and agents of
the Registrant to the fullest
authorized under the DGCL.

     The Tenth Article of the
Registrant's Restated Certificate of
Incorporation provides that a
director of the Registrant shall not
be personally liable to the
Registrant or its stockholders for
monetary damages for breach of
fiduciary duty as a director except
for liability (i) for any breach of
the director's duty of loyalty to
the Registrant or its stockholders,
(ii) for acts or omissions not in
good faith or which involve
intentional misconduct or a knowing
violation of law, (iii) under
Section 174 of the DCGL or (iv) for
any transaction from which the
director derived an improper
personal benefit.

     The Registrant has in effect
officers and directors liability
insurance policies with various
insurance companies.  The policies
provide indemnity to the directors
and officers of the Registrant for
loss arising from claims concerning
a covered wrongful act where there
is no corporate indemnification.
The insurance will also reimburse
the Registrant for indemnification
it may be required by statute or the
Registrant's by-laws to make to any
of its directors and officers in
connection with a claim by reason of
a wrongful act.  The policy covers
negligent acts, errors, omissions,
or breach of duty by a director or
officer.  The principal exclusions
from coverage include the following:
(i) claims involving violations of
Section 16(b) of the Securities
Exchange Act of 1934; (ii) dishonest
acts; and (iii) libel, slander, or
non-monetary damages. The policy
provides for a $500,000 deductible
self-insurance retention by the
Registrant.  The limit of liability
under the policies is $70,000,000 in
the aggregate for coverage in excess
of deductibles and participation.

     The Registrant has entered into
Indemnity Agreements (the
"Agreements") with its directors and
officers ("Indemnitees"), whereby
the Registrant will indemnify such
parties and advance expenses to the
fullest extent permitted by the
DGCL.

     An Indemnitee will not be
entitled to indemnification or
advancement of expenses under the
Agreements with respect to any
proceeding or claims brought or made
by the Indemnitee against the
Registrant.  If the Indemnitee is
not entitled to indemnification of
all expenses, he or she may still be
indemnified for a portion of the
expenses.  The determination of
entitlement to indemnification under
the Agreements will be made by a
majority of a quorum of
disinterested directors, independent
counsel or by the stockholders of
the Registrant.  In the event of a
change in control of the Registrant
(as defined in the Agreements), the
determination of entitlement will be
made, if the Indemnitee so elects,
by an independent counsel selected
by the Indemnitee, and the
Registrant will have the burden of
proof to overcome a presumption that
the Indemnitee is entitled to
indemnification.

     The Agreements further provide
that to the extent the Registrant
maintains a liability insurance
policy for directors, officers,
employees, agents, or fiduciaries,
the Indemnitee will be covered by
such policy in accordance with its
terms to the maximum extent of the
coverage available for any such
officer, director, employee, agent,
or fiduciary under the policy.  The
Agreements will terminate upon the
later of: (a) 10 years after the
date the Indemnitee ceases to serve;
or (b) the final termination of all
pending proceedings covered
thereunder.

Item 7.        Exemption From
               Registration Claimed

     None.

Item 8.        Exhibits

     The Exhibit Index immediately
preceding the exhibits is
incorporated herein by reference.

Item 9.        Undertakings

     The undersigned Registrant
hereby undertakes:

(a)  To file, during any period in
which offers or sales are being
made, a post-effective amendment to
this Registration Statement to
include any material information
with respect to the plan of
distribution not previously
disclosed in the Registration
Statement or any material change to
such information in the Registration
Statement.

(b)  That, for the purpose of
determining any liability under the
Securities Act, each such post-
effective amendment shall be deemed
to be a new registration statement
relating to the securities offered
therein, and the offering of such
securities at that time shall be
deemed to be the initial bona fide
offering thereof.

(c)  To remove from registration by
means of a post-effective amendment
any of the securities being
registered which remain unsold at
the termination of the offering.

(d)  That, for purposes of
determining any liability under the
Securities Act, each filing of the
Registrant's annual report pursuant
to Section 13(a) or Section 15(d) of
the Exchange Act that is
incorporated by reference in the
Registration Statement shall be
deemed to be a new registration
statement relating to the securities
offered therein, and the offering of
such securities at that time shall
be deemed to be the initial bona
fide offering thereof.

(e)  That, insofar as
indemnification for liabilities
arising under the Securities Act may
be permitted to directors, officers
and controlling persons of the
Registrant pursuant to the foregoing
provisions, or otherwise, the
Registrant has been advised that in
the opinion of the Securities and
Exchange Commission such
indemnification is against public
policy as expressed in the
Securities Act and is, therefore,
unenforceable.  In the event that a
claim for indemnification against
such liabilities (other than the
payment by the Registrant of
expenses incurred or paid by a
director, officer, or controlling
person of the Registrant in the
successful defense of any action,
suit, or proceeding) is asserted by
such director , officer, or
controlling person in connection
with the securities being
registered, the Registrant will,
unless in the opinion of its counsel
the matter has been settled by
controlling precedent, submit to a
court of appropriate jurisdiction
the question whether such
indemnification by it is against
public policy as expressed in the
Securities Act and will be governed
by the final adjudication of such
issue.

                         SIGNATURES

     Pursuant to the requirements of
the Securities Act, the Registrant
certifies that it has reasonable
grounds to believe that it meets all
of the requirements for filing on
Form S-8 and has duly caused this
Registration Statement to be signed
on its behalf by the undersigned,
thereunto duly authorized, in the
City of Louisville, Commonwealth of
Kentucky, on the 17th day of June,
1998.

                    HUMANA INC.
                    1996 STOCK
             INCENTIVE PLAN FOR EMPLOYEES
                    1989 STOCK
                  OPTION PLAN FOR
                    NON-EMPLOYEE
                    DIRECTORS



           By:  /s/ Arthur P. Hipwell
                    Arthur P. Hipwell

                    Senior Vice President and General
                     Counsel




                      POWER OF ATTORNEY

     Know All Men By These Presents,
that  each  person  whose  signature
appears   below   constitutes    and
appoints James E. Murray and  Arthur
P. Hipwell, and each of them, his or
her  true  and  lawful attorneys-in-
fact and agents, with full power  of
substitution   and  re-substitution,
for  him  or her and in his  or  her
name,  place, and stead, in any  and
all  capacities, to sign any and all
Amendments (including post-effective
amendments)   to  this  Registration
Statement  on Form S-8 (Humana  Inc.
1996   Stock  Incentive   Plan   for
Employees and Humana Inc. 1989 Stock
Option    Plan    for   Non-Employee
Directors),  and to file  the  same,
with all exhibits thereto, and other
documents  in  connection  therewith
with  the  Securities  and  Exchange
Commission,   granting   unto   said
attorneys-in-fact  and  agents,  and
each   of   them,  full  power   and
authority to do and perform each and
every  act  and thing requisite  and
necessary  to be done, as  fully  to
all  intents and purposes as  he  or
she  might  or could do  in  person,
hereby ratifying and confirming  all
that   said  attorneys-in-fact   and
agents  or any of them, or their  or
his    or    her    substitute    or
substitutes,  may  lawfully  do   or
cause to be done by virtue hereof.

     Pursuant to the requirements of
the     Securities     Act,     this
Registration  Statement   has   been
signed   below   by  the   following
persons in the capacities and on the
dates indicated.

BY:            /s/ David A. Jones

               David A. Jones
               Chairman of the Board

DATE:           June 17, 1998

BY:            /s/ Gregory H. Wolf

               Gregory H. Wolf
                  President,   Chief
                    Executive Officer
                    and Director

DATE:               June 17, 1998

BY:            /s/ James E. Murray

               James E. Murray
               Chief Financial
               Officer
               (Principal Financial
               and Accounting Officer)

DATE:               June 17, 1998


BY:            /s/ K. Frank Austen, M.D.

               K. Frank Austen, M.D.
               Director

DATE:               June 17, 1998

BY:            /s/ Michael E. Gellert

               Michael E. Gellert
               Director

DATE:               June 17, 1998

BY:            /s/ John R. Hall

               John R. Hall
               Director

DATE:               June 17, 1998

BY:            /s/ David A. Jones,
Jr.

               David A. Jones, Jr.
               Director

DATE:               June 17, 1998

 BY:           /s/ Irwin Lerner

               Irwin Lerner
               Director

DATE:               June 17, 1998

BY:            /s/ W. Ann Reynolds, Ph.D.

               W. Ann Reynolds, Ph.D.
               Director

DATE:               June 17, 1998



Exhibit Index

3.1  Restated Certificate of
     Incorporation filed with the
     Secretary of State of Delaware
     on November 9, 1989 as restated
     to incorporate the amendment of
     January 9, 1992 and the
     correction of March 23, 1992.
     Exhibit 4(i) to the
     Registrant's Post-Effective
     Amendment No. 1, filed February
     2, 1994, to the Registrant's
     Registration Statement (Reg.
     No. 33-49305) is incorporated
     by reference herein.

3.2  By-Laws, as amended, Exhibit
     3(b) to the Registrant's Annual
     Report on Form 10-K (File No. 1-
     5975) filed March 31, 1998 is
     incorporated by reference
     herein.

4.1  Form of Amended and Restated
     Rights Agreement, dated
     February 14, 1996, between
     Humana Inc. and Mid-America
     Bank of Louisville and Trust
     Company.  Exhibit 1.3 to the
     Registration Statement (File
     No. 1-5975) on Form 8-A/A dated
     February 14, 1996 is
     incorporated by reference
     herein.

4.2  Amendment to the Amended and
     Restated Rights Agreement dated
     May 27, 1998, Exhibit 4.2 to
     the Registration Statement
     (File No. 1-5975) on Form 8-A/A
     dated June 15, 1998 is
     incorporated by reference
     herein.

5    Opinion of counsel as to the
     validity of the securities
     registered herein, filed
     herewith.

10.1 Form of Humana Inc. 1996 Stock
     Incentive Plan for Employees,
     as amended.  Annex C to the
     Registrant's Proxy Statement
     covering the Annual Meeting of
     Stockholders held on May 14,
     1998 (File No. 1-5975) is
     incorporated by reference
     herein.

10.2 Form of Humana Inc. 1989 Stock
     Option Plan for Non-Employee
     Directors, as amended.  Annex A
     to the Registrant's Proxy
     Statement covering the Annual
     Meeting of Stockholders held on
     May 14, 1998 (File No. 1-5975)
     is incorporated by reference
     herein.

23.1 Consent of Coopers & Lybrand
     L.L.P., independent accountants
     for the Registrant, filed
     herewith.

23.2 Consent of counsel- included
     with Exhibit 5 above.

24   Powers of Attorney-  included
     on the signature page of this
     Registration Statement.